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                                                                    EXHIBIT 16.1


LETTER OF ERNST & YOUNG RE.CHANGE IN CERTIFYING ACCOUNTANT





December 17, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549 Gentlemen:

We have read Item 4.01 of Form 8-K dated December 14, 2004, of Alliance Pharmaceutical Corp. and are in agreement with the statements contained in the paragraphs one, three, four and six therein.

In addition, we have no basis to agree or disagree with other statements of the registrant contained in paragraphs two and five of Item 4.01 of the above-referenced filing.



                                                           /s/ Ernst & Young LLP